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                                                                  Exhibit 10.10

                       SECOND AMENDMENT TO LOAN AGREEMENT



                  SECOND AMENDMENT TO LOAN AGREEMENT, dated April 10, 2004 between and among Vestin Mortgage, Inc. ("Lender"), Mid-State Raceway, Inc. ("Raceway") and Mid-State Development Corporation ("Development" and Raceway and Development collectively the "Borrower").

                                   WITNESSETH

                  WHEREAS, the Lender and the Borrower entered into a certain Loan Agreement dated June 30, 2003 and amended the same on November 21, 2003, by document entitled "First Amendment to Loan Agreement" (which Loan Agreement, as so amended being referred to herein as the "Loan Agreement", the terms, conditions and definitions of which are hereby incorporated herein by reference `with the same full force and effect as of set forth herein in full); and

                  WHEREAS, the parties hereto desire to further amend the Loan Agreement to provide for the deposit by the Borrower of additional sums in the Interest Reserve established pursuant to the provisions of subparagraph 5(b) of the Loan Agreement, upon the terms and conditions hereinbelow set forth.

                  NOW THEREFORE, in consideration of the premises and the terms, covenants and conditions hereinbelow set forth, the parties hereto do hereby agree as follows:

         1. Paragraph 5(b) of the Loan Agreement is hereby amended by restating the same to read in its entirety, as amended, as follows:

                  "(b) deposit with the Lender (out of the proceeds of the Initial Disbursement) as an interest reserve (the "interest Reserve") the amount of

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         $1,686,666.66; the proceeds of which Interest Reserve (together with such other and further sums as the Borrower shall from time to time and at one or more times deposit therein) the Lender shall apply in satisfaction of the first to mature interest payment obligations of the Borrower under the Note; and".

2. In order to induce the Lender to execute and perform this agreement ("Second Amendment") the Borrower does hereby represent, warrant, covenant and agreement that each of Raceway and Development: has the full power and authority to execute, deliver and perform this Second Amendment; has taken all action necessary to authorize the execution, delivery and performance of this Second Amendment; that the execution, delivery and performance of this Second Amendment does not violate the constitutional documents of Raceway or Development, respectively, any agreement to which either of them is a party or by which either of them is bound, or any law; and upon the execution and delivery hereof by an officer of Raceway and Development, respectively, this Second Amendment shall be valid and binding upon each of Raceway and Development and fully enforceable in accordance with its terms.


3. The agreement sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified, terminated or rescinded except by a writing executed by all of the parties hereto; and shall inure to the benefit of and be

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                  binding upon the parties hereto and their respective
                  successors, transferees and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                   Mid-State Raceway, Inc.


                                   By: /s/ William B. Thornton


                                   Mid-State Development Corporation

                                   By: /s/ William B. Thornton

                                   Vestin Mortgage, Inc.


                                   By: /s/ Daniel B. Stubbs



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